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                                 PLAN OF MERGER

         THIS AGREEMENT made and entered into as of this 25TH DAY OF JULY 2000, by and between Foodvision.Com, Inc., a Delaware corporation , with offices at 2275 Northwest Parkway,Suite 150 A, Marietta, Georgia 30067, and Glue Acquisition Corp., Inc, ("GLUE"), a Delaware corporation, with offices at 2275 Northwest Parkway, Suite 150 A, Marietta, Georgia 30067.

         WHEREAS, the Parties agree that it would be in their respective best interests to merge;

         NOW, THEREFORE, in consideration of the provisions and the representations, warranties and agreements herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

SECTION 1.

         TERMS AND CONDITIONS OF STOCK EXCHANGE AND MERGER.

         (a) On the "Effective Date", as hereinafter defined, the following shall be or shall have been done:

                  (i) FOODVISION and GLUE shall have obtained approval for this Agreement and the transactions described herein by their respective Boards of Directors and Shareholders, if necessary, pursuant to the applicable provisions of Delaware law;

                  (ii) GLUE shall merge into FOODVISION and cease to exist;

                  (iii) FOODVISION shall thereupon and thereafter possess, and be the owner of, all the rights, privileges, powers, franchises, patents, trademarks, licenses, and other assets and accounts receivable of every kind and description of GLUE (including Stock Subscription rights granted to GLUE by others), and FOODVISION shall be subject to all the restrictions, disabilities, and duties of GLUE with respect thereto; and all property, real, personal or mixed, and all debts and obligation due to GLUE on whatever account (including obligations of others on account of Stock Subscriptions rights granted to GLUE by such others) shall be vested in FOODVISION; and all rights of creditors and all liens upon any property of GLUE shall be preserved unimpaired; and all debts, liabilities, duties, and obligations of GLUE [including obligations of GLUE on account of (A) Stock Subscriptions to which GLUE is a Party; (B) Debentures of GLUE; and (C) Stock Conversion obligations with respect to Debentures of GLUE], shall henceforth attach to FOODVISION, and may enforced against FOODVISION to the same extent as if said debts, liabilities, duties, and obligations had been incurred or contracted by FOODVISION.

                  (iv) If, at any time after the Effective Date, FOODVISION shall consider or be advised that any further assignments or assurances and law or any other acts are necessary or desirable (A) to vest, perfect or confirm, of record or otherwise, in FOODVISION, title to and possession of any property or right of GLUE acquired or to be acquired by reason of, or in connection with, this Merger, or (B) otherwise to carry out the purposes of this Merger, GLUE and its officers and directors shall be deemed to have granted to FOODVISION an irrevocable power of attorney to execute and deliver all such proper deeds, assignments, and assurances in law, and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such property or rights in FOODVISION addition and otherwise to carry out the purposes of this Merger; and the proper officers and directors of FOODVISION are fully authorized in the name of GLUE otherwise to take any and all such action(s).

                  (v) GLUE's 8% Series A $1,000,000.00 Senior Subordinated Convertible Redeemable Debenture due JULY 18, 2002 (the "GLUE Debenture"), together with underlying shares of GLUE's common stock, PAR VALUE $0.001 per share (the "GLUE Common Stock"), into which the GLUE Debenture is convertible from time to time, shall be converted into an identical FOODVISION debenture (the "FOODVISION Debenture"), together with shares of underlying common stock,

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Par Value $0.001 per share, of FOODVISION into which the new FOODVISION
Debenture may be converted (the "FOODVISION Common Stock");

                  (vi) in lieu of the issuance of any fractional shares, the shares of GLUE's Common Stock to which FOODVISION's shareholders are entitled shall be rounded off to the next highest whole number. Until surrendered and exchanged as herein provided, each outstanding certificate which, prior to the Effective Date, represented a GLUE security, shall be deemed for all corporate purposes to evidence ownership of the appropriate number of securities of FOODVISION into which the GLUE security shall have been so converted);

                  (vii) Subject to Sub-section (iv), above, each holder of a certificate representing issued and outstanding securities of GLUE immediately prior to the Effective Date of the Merger, shall, upon surrender of such certificate to FOODVISION after the Effective Date, be entitled to receive a certificate representing the appropriate number of shares of securities of FOODVISION as described above. Until actually surrendered, each such GLUE certificate shall, by virtue of the Merger, be deemed for all purposes to evidence ownership of the appropriate number of securities of FOODVISION;

                  (viii) If any certificate representing a FOODVISION security is to be issued in a name other than that in which the certificate surrendered is registered, it shall be a condition of such issuance that the certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such issuance shall either pay to FOODVISION or its transfer agent any transfer or other taxes required by reason of the issuance of certificates representing a FOODVISION security in a name other than that of the registered holder of the certificate surrendered, or establish to the satisfaction of FOODVISION or its transfer agent that such tax has been paid or is not applicable; and

                  (ix) The officers and directors of GLUE shall resign their positions.

         (b) This merger shall become effective ("Effective Date") at the close of business on the day when the Certificate of Ownership shall have been filed in the Office of the Secretary of State of the State of Delaware. The Certificate of Ownership shall be filed as soon as practicable after the date this Agreement is signed.

         (c) Notwithstanding the restrictions set forth in Section 1(c), above, the rights to transfer restricted securities may be permitted if, in the opinion of counsel satisfactory to FOODVISION, the securities may be transferred pursuant to an exemption from registration under the Act.

SECTION 2.

         REPRESENTATIONS AND WARRANTIES OF GLUE.

         (a) ORGANIZATION AND AUTHORITY. GLUE is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation, with full corporate power and authority to own its property and assets and to conduct its business in the manner and in the places in which it is now conducted. GLUE is qualified to do business as a domestic corporation in the State of Delaware, and the character of the properties owned or leased by GLUE and the nature of the business conducted by it does not require such qualification in any other jurisdiction, except where the failure to so qualify would not have a material adverse affect on GLUE or its business.

         (b) CORPORATE ACTION. All corporate action necessary on the part of GLUE to authorize the execution and delivery of this Agreement and the Articles of Merger and the performance or satisfaction of GLUE's obligations hereunder and thereunder has been or will have been duly taken prior to the Effective Date. This Agreement and the Articles of Merger constitute the valid and binding obligations of GLUE enforceable in accordance with their respective terms.

         (c) CAPITALIZATION. As at the Effective Date, GLUE's entire capitalization shall consist of:

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                  (i) 50,000,000 SHARES OF COMMON STOCK, PAR VALUE $.001 PER
SHARE, OF WHICH 10,000,000 SHARES SHALL BE ISSUED AND OUTSTANDING; AND

                  (ii) ONE 8% SERIES A $1,000,000.00 SENIOR SUBORDINATED CONVERTIBLE REDEEMABLE DEBENTURE DUE JULY 18, 2002, CONVERTIBLE, FROM TIME TO TIME, INTO SHARES OF COMMON STOCK, PAR VALUE $.001, PER SHARE, UPON CONVERSION INTO WHICH NO SHARES OF THE UNDERLYING COMMON STOCK SHALL HAVE BEEN ISSUED.

         As of the date of this Agreement and as at Effective Date, all of the outstanding capital stock of GLUE is and will be duly issued in accordance with all applicable laws, rules and regulations, is and will be fully paid and non-assessable. As of the date of this Agreement and as at Effective Date, there are and will be no outstanding subscriptions, rights, options, warrants or other agreements obligating GLUE to issue, sell or transfer any stock or other securities of GLUE, except as otherwise described in this Agreement.

         (d) ARTICLES OF INCORPORATION AND BYLAWS. The Articles of Incorporation and bylaws of GLUE are true, correct and complete. The minute books of GLUE contain true and complete records of all meetings and consents in lieu of meetings of its Board of Directors and shareholders since the date of incorporation and accurately reflect all transactions referred to therein.

         (e) NO MATERIAL ADVERSE CHANGES. As of the date of this Agreement, there shall be no material adverse change in the assets, operations, conditions (financial of otherwise) or prospective business of GLUE; there shall be no damage, destruction or loss materially affecting the assets, prospective business, operations or condition (financial or otherwise) of GLUE, whether or not covered by insurance; there shall be no declaration, setting aside or payment of any dividend or distribution with respect to any redemption or repurchase of GLUE's capital stock; there shall no sale of an asset (other than in the ordinary course of business or otherwise approved by FOODVISION) or mortgage or pledge by GLUE of any properties or assets.

         (f) TAXES. GLUE has prepared and filed all appropriate federal, state and local tax returns of every kind and category (including, without limitation, income taxes, estimated taxes, excise taxes, sales taxes, inventory taxes, use taxes, gross receipt taxes, franchise taxes and property taxes) for all periods prior to and through the date hereof for which any such returns have been required to be filed by it and has paid all taxes shown to be due by said returns or on any assessments received by it, or has made adequate provisions for the payment thereof.

         (g) COMPLIANCE WITH LAWS. GLUE and all business conducted by it has complied with all federal, state, county and local laws, ordinances, regulation, inspections, orders, judgments, injunctions, awards or decrees applicable to it or its business which, if not complied with, would materially and adversely affect its business.

         (h) COMPLIANCE WITH OTHER INSTRUMENTS. Neither the execution nor delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in any violation of or be in conflict with any term of any contract or other instrument to which GLUE is a party or of any judgment, statute, rule or regulation applicable to GLUE, or result in the creation of any lien, charge or encumbrance on any of its properties or assets, or result in the acceleration of any obligation of GLUE under any deed of trust, mortgage, lease, or similar instrument to which it is a party.

         (i) NO BREACH. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not:

                  (i) violate any provisions of the Articles of Incorporation or Bylaws of GLUE;

                  (ii) violate, conflict with or result in the breach of any of the terms of, result in a material modification of, or otherwise give any other contracting party the right to terminate, or which constitute a default under, any contract or other agreement to which GLUE is a party or by or to which it or any of its assets or properties may be bound or subject;

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                  (iii) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, GLUE or upon the properties or business of GLUE; or

                  (iv) violate any statute, law or regulation of any jurisdiction applicable to the transactions contemplated herein.

         (j) LITIGATION. There is no outstanding order, judgment, injunction, award or decree of any court, government or regulatory body or arbitration tribunal against or involving GLUE. There is no action, suit or claim or legal, administrative or arbitral proceeding or any investigation (whether or not the defense thereof or liabilities in respect thereof are covered by insurance) pending or threatened against or involving GLUE or any of its respective properties or assets. There is no fact, event or circumstances that may give rise to any suit, action, claim, investigation or proceeding except as disclosed in the letter described above. There is no action, suit or claim or legal, administrative or arbitral proceeding pending or threatened that would give rise to any right of indemnification on the part of any director of GLUE or its respective heirs, executors or administrators of such directors or officers.

         (k) LABOR RELATIONS. GLUE is not a party to any collective bargaining agreement governing its employees. There is no pending or threatened election for union representation of GLUE's employees.

         (l) LEASES. The document titled "GLUE's LEASES" which shall be incorporated by reference and made part of this Agreement contains a correct and complete list and brief description of all leases or agreements under which GLUE is lessee of or holds, or operates any property, real or personal, owned by any third party. Each of such leases and agreements is in full force and effect and constitutes a legal, valid, and binding obligation of the respective parties thereto enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to the enforcement of creditors' rights generally and to the availability of equitable remedies which are subject to the discretion of the Court before which any proceeding therefor may be brought.

         (m) TANGIBLE ASSETS. The document titled "GLUE's TANGIBLE ASSETS" which shall be incorporated by reference and made part of this Agreement contains a correct and complete list and brief description of all machinery, equipment, furniture, leasehold improvements fixtures, vehicles, structures, owned or leased by GLUE, any related capitalized items or other tangible property material to the business of GLUE (the "Tangible Assets"). Except as set forth in this document, GLUE holds all rights, title and interest in all the properties, interests and assets, real, personal and mixed, free and clear of all liens, pledges, mortgage, security interests, conditional sales contracts or any other encumbrances or liens for current taxes not yet delinquent.

         (n) ACCOUNTS RECEIVABLE. All of GLUE's accounts and other receivables or thereafter acquired are collectible in full, less any reserves set up for doubtful receivables on its books.

         (o) INVENTORIES. GLUE's inventories, as applicable, or thereafter acquired are valued at cost or market and consist of items which are of a quality and quantity usable and/or saleable in the ordinary course of GLUE's business.

         (p) LIABILITIES. GLUE's Liabilities as of the date of this Agreement are as set forth in the Financial Statements of GLUE attached hereto and made a part hereof,

         (q) CONDUCT OF BUSINESS. GLUE shall conduct its business only in the ordinary course thereof consistent with prudent business judgment and past practice and in such a manner that the representations and warranties contained in this Section 2 shall be true and correct at and as of the Effective Date (except for changes contemplated, permitted or required by this Agreement) and so that the conditions to be satisfied by GLUE at the Effective Date shall have been satisfied. GLUE shall not incur expenses or liabilities between the date this Agreement is signed and the Effective Date other than in the normal course of business.

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         (r) UNUSUAL EVENTS. Until the Effective Date, GLUE shall supplement or amend all relevant documents incorporated by reference and made part of this Agreement with respect to any matter thereafter arising or discovered which, if existing or known at the date of this Agreement, would have been set forth or described in such documents; provided, however, that for the purpose of the rights and obligations of the parties hereunder, any such material supplemental disclosure shall not be deemed to have been disclosed to FOODVISION until the date GLUE delivers it to FOODVISION, unless agreed to in writing by FOODVISION.

         (s) CHANGES IN BUSINESS RELATIONSHIP. GLUE is not aware of any material changes or threatened changes in its business or client relationships, including any discontinuance of contractual relationships.

         (t) FULL DISCLOSURE. No representation or warranty of GLUE and no statement contained in any document incorporated by reference and made part of this Agreement furnished by GLUE to FOODVISION pursuant hereto or in connection with the transactions contemplated hereby contain or at the Effective Date will contain any untrue statement of a material fact or omit or will omit to state a material fact necessary to make such fact not misleading or necessary to provide FOODVISION with full information as to GLUE and its affairs.

         (u) STATUS OF REPRESENTATIONS AND WARRANTIES AS AT EFFECTIVE DATE. The representations and warranties contained in this Section 2 shall be true and complete on the Effective Date with the same force and effect as though such representations and warranties had been made on and as at the Effective Date.

SECTION  3.

         REPRESENTATIONS AND WARRANTIES OF FOODVISION.

         (a) REPORTING COMPANY. FOODVISION is required to and does file reports with the Securities and Exchange Commission ("SEC") pursuant to Section 13(a) or 15(d) of The Securities Exchange Act of 1934, and FOODVISION is current with respect to all reports required to be filed with the SEC.

         (b) CAPITALIZATION. As at the Effective Date, FOODVISION's entire capitalization shall consist of:

                  (i) 50,000,000 SHARES OF COMMON STOCK, PAR VALUE $.001 PER SHARE, OF WHICH 20,915,960 SHARES ARE ISSUED AND OUTSTANDING; AND

                  (ii) 1,000,000 SHARES OF PREFERRED STOCK, PAR VALUE $__.000 PER SHARE, NO SHARES OF WHICH ARE ISSUED OR OUTSTANDING.

         As of the date of this Agreement and as at Effective Date, all of the outstanding capital stock of FOODVISION is and will be duly issued in accordance with all applicable laws, rules and regulations, is and will be fully paid and non- assessable. As of the date of this Agreement and as at Effective Date,all outstanding subscriptions, rights, options, warrants or other agreements obligating FOODVISION to issue, sell or transfer any stock or other securities of FOODVISION, are as is set forth in the Financial Statements of FOODVISION attached hereto.

         (c) ORGANIZATION AND AUTHORITY. FOODVISION is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, with full corporate power and authority to own its property and assets and to conduct its business in the manner and the places in which it is now conducted.

         (d) CORPORATE ACTION. All corporate action necessary on the part of FOODVISION to authorize the execution and delivery to FOODVISION of this Agreement and the Articles of Merger and the performance of its obligations thereunder has been or will have been duly taken prior to the Effective Date. This Agreement and the Articles of Merger constitute the valid and binding obligations of FOODVISION enforceable in accordance with their respective terms. The execution and delivery of and the consummation of the transactions provided for in this Agreement and the Articles of Merger will not violate any provision of the Certificate of Incorporation, Articles of Incorporation or Bylaws of FOODVISION, as applicable, any provision of law, or any judgment, order or decree of

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any court or agency or government, applicable to FOODVISION, or result in a breach of, default under, or acceleration of any obligation under any indenture or agreement to which FOODVISION is a party.

         (e) COMPLIANCE WITH OTHER INSTRUMENTS. Neither the execution nor delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in any violation of or be in conflict with any term or any contract or other instrument to which FOODVISION is a party or of any judgment, decree, order, statute, rule or regulation applicable to FOODVISION, or result in the creation of any lien, charge or encumbrance on any of its properties or assets, or result in the acceleration of any obligation of FOODVISION under any deed of trust, mortgage, lease, or similar instrument to which it is a party.

         (f) COMPLIANCE WITH LAWS. FOODVISION has complied with all federal, state, county, local laws, ordinances, regulations, inspections, orders, judgments, injunctions, awards or decrees applicable to it or its business which, if not complied with, would materially and adversely affect its status as a public company.

         (g) ARTICLES OF INCORPORATION AND BYLAWS. FOODVISION's Articles of Incorporate and Bylaws and any amendments to each, are true, correct and complete. The minute books of FOODVISION contain true and complete records of all meetings and consents in lieu of meetings of their respective Board of Directors and shareholders since the date of incorporation and accurately reflect all transactions; referred to therein.

         (h) FINANCIAL STATEMENTS AND LIABILITIES. FOODVISION'S FINANCIAL STATEMENTS SET FORTH IN ITS FORM 10-KSB AND FORM 10-QSB DATED MAY 18,2000, RESPECTIVELY, ARE TRUE AND CORRECT, AND, TOGETHER WITH THE DISCLOSURE MADE IN SAID REPORTS, FULLY DISCLOSE ALL OF FOODVISION'S ASSETS AND LIABILITIES.

         (i) DISCLOSURES. No representation or warranty of FOODVISION in this Agreement, and no statement contained in any document incorporated by reference and made a part of this Agreement or other document furnished or to be furnished by FOODVISION to GLUE pursuant hereto or in connection with the transactions contemplated hereby contains or at the Effective Date will contain any untrue statement of a material fact or omit or will omit to state a material fact necessary to make it not misleading or necessary to provide GLUE with full information as to FOODVISION and its affairs.

         (j) NO MATERIAL ADVERSE CHANGES. As of the date of this Agreement, there shall be no material adverse change in the assets, operations, conditions (financial of otherwise) or prospective business of FOODVISION; there shall be no damage, destruction or loss materially affecting the assets, prospective business, operations or condition (financial or otherwise) of FOODVISION, whether or not covered by insurance; there shall be no declaration, setting aside or payment of any dividend or distribution with respect to any redemption or repurchase of FOODVISION's capital stock; there shall no sale of an asset (other than in the ordinary course of business or otherwise approved by GLUE) or mortgage or pledge by FOODVISION of any properties or assets.

         (k) TAXES. FOODVISION has prepared and filed all appropriate federal, state and local tax returns of every kind and category (including, without limitation, income taxes, estimated taxes, excise taxes, sales taxes, inventory taxes, use taxes, gross receipt taxes, franchise taxes and property taxes) for all periods prior to and through the date hereof for which any such returns have been required to be filed by it and has paid all taxes shown to be due by said returns or on any assessments received by it, or has made adequate provisions for the payment thereof.

         (l) AGREEMENTS. The document titled "FOODVISION's MATERIAL CONTRACTS" which shall be incorporated by reference into this Agreement sets forth any material contract or arrangement to which FOODVISION is a party or by or to which it or its assets, properties or business are bound or subject whether oral or written. All of the agreements set forth in said document are valid, binding enforceable, subsisting agreements, in full force and effect. FOODVISION is not in default under any of them (nor is any other party to any of such agreements, nor does any condition exist which with notice or lapse of time or both would constitute default thereunder).

         (m) INSURANCE POLICIES. The document titled "FOODVISION's INSURANCE POLICIES" which shall be incorporated by reference and made part of this Agreement contains a complete and correct list and summary

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description of all insurance policies held by FOODVISION and in force and effect at the date hereof, including but not limited to key-man insurance, workers' compensation and employer liability, automobile insurance, malpractice insurance, product liability and title insurance.

         (n) LABOR RELATIONS. FOODVISION is not a party to any collective bargaining agreement governing its employees. There is no pending or threatened election for union representation of FOODVISION's employees.

         (o) CONDUCT OF BUSINESS. Between the date of this Agreement and the Effective Date, FOODVISION shall conduct its business only in the ordinary course thereof consistent with prudent business judgment and past practice and in such a manner that the representations and warranties contained in this
Section 3 shall be true and correct at and as of the Effective Date (except for changes contemplated, permitted or required by this Agreement) and so that the conditions to be satisfied by FOODVISION at the Effective Date shall have been satisfied. FOODVISION shall not incur expenses or liabilities between the date this Agreement is signed and the Effective Date other than in the normal course of business.

         (p) UNUSUAL EVENTS. Until the Effective Date, FOODVISION shall supplement or amend all relevant documents incorporated by reference and made part of this Agreement with respect to any matter thereafter arising or discovered which, if existing or known at the date of this Agreement, would have been set forth or described in such documents; provided, however, that for the purpose of the rights and obligations of the parties hereunder, any such material supplemental disclosure shall not be deemed to have been disclosed to GLUE until the date FOODVISION delivers it to FOODVISION, unless agreed to in writing by GLUE.

         (q) CHANGES IN BUSINESS RELATIONSHIP. FOODVISION is not aware of any material changes or threatened changes in its business or client relationships, including any discontinuance of contractual relationships.

         (r) FULL DISCLOSURE. No representation or warranty of FOODVISION and no statement contained in any document incorporated by reference and made part of this Agreement furnished by FOODVISION to GLUE pursuant hereto or in connection with the transactions contemplated hereby contain or at the Effective Date will contain any untrue statement of a material fact or omit or will omit to state a material fact necessary to make such fact not misleading or necessary to provide GLUE with full information as to FOODVISION and its affairs.

         (s) REPRESENTATIONS AND WARRANTIES AS AT EFFECTIVE DATE. The representations and warranties contained in this Section 3 shall be true and complete on the Effective Date with the same force and effect as though such representations and warranties had been made on and as at the Effective Date.

SECTION 4.

         COVENANTS OF GLUE.

         (a) CONDUCT OF BUSINESS. From the date of this Agreement through the Effective Date, GLUE shall conduct its business in the ordinary course.

         (b) PRESERVATION OF BUSINESS. From the date hereof through the Effective Date, GLUE shall use its best efforts to preserve its business organization intact, keep available the services of its present officers, employees, consultants and agents, maintain its present suppliers and customers and preserve its goodwill.

         (c) INSURANCE. GLUE at all times will have in effect and maintain insurance now in force on or with respect to its properties and assets and its business and will at all times have in effect and maintain insurance coverage against all hazards, casualties, liabilities, and losses in the amount and of the character and kind normally carried by corporations engaged in a business similar to that conducted by it.

         (d) LITIGATION. GLUE shall promptly notify FOODVISION of any lawsuits, claims, proceedings or investigations which after the date hereof are threatened or commenced against it or any of their respective officers, directors, employees, consultants, agents, shareholders or other representatives with respect to the affairs of FOODVISION.

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         (e) DISSENTING SHAREHOLDERS. Dissenters rights shall not be demanded prior to or after the Effective Date by any of the shareholders of GLUE pursuant to the provisions of Delaware Law, if any, as to dissenters rights.

         (f) COMPLIANCE WITH LAWS. GLUE will comply in all material respects with federal and state regulations necessary to effectuate the exchange of all outstanding capital stock of GLUE for shares of capital stock of GLUE, as contemplated by this Agreement

         (g) CONTINUED EFFECTIVENESS OF REPRESENTATIONS AND WARRANTIES. From the date hereof through the Effective Date, GLUE shall conduct its business in such a manner so that the representations and warranties contained in Section 2 shall continue to be true and correct on and as of the Effective Date and as if made on the date of this Agreement, and shall:

                  (i) promptly give notice to FOODVISION of any event, condition or circumstances occurring from the date hereof through the Effective Date which would render any of the representations or warranties untrue, incomplete, insufficient or constitute a violation or breach of this Agreement; and

                  (ii) supplement the information contained herein in order that such information is kept current, complete and accurate.

SECTION 5.

         COVENANTS OF FOODVISION.

         (a) CONDUCT OF BUSINESS. From the date of this Agreement through the Effective Date, GLUE shall conduct its business in the ordinary course.

         (b) PRESERVATION OF BUSINESS. From the date hereof through the Effective Date, GLUE shall use its best efforts to preserve its business organization intact, keep available the services of its present officers, employees, consultants and agents, maintain its present suppliers and customers and preserve its goodwill.

         (c) INSURANCE. GLUE at all times will have in effect and maintain insurance now in force on or with respect to its properties and assets and its business and will at all times have in effect and maintain insurance coverage against all hazards, casualties, liabilities, and losses in the amount and of the character and kind normally carried by corporations engaged in a business similar to that conducted by it.

         (d) COMPLIANCE WITH LAWS. FOODVISION will comply in all material respects with federal and state regulations necessary to effectuate the exchange of all outstanding capital stock of GLUE for shares of capital stock of FOODVISION, as contemplated by this Agreement

         (e) LITIGATION. FOODVISION shall promptly notify GLUE of any lawsuits, claims, proceedings or investigations which after the date hereof are threatened or commenced against it or against any of their respective officers, directors, employees, consultants, agents, shareholders or other representatives with respect to the affairs of FOODVISION.

         (f) CONTINUED EFFECTIVENESS OF REPRESENTATIONS AND WARRANTIES. From the date hereof to the Effective Date, FOODVISION shall conduct its business in such a manner so that the representations and warranties contained in Section 3 shall continue to be true and correct on and as of the Effective Date and as if made on the date of this Agreement, and shall:

                  (i) promptly give notice to GLUE of any event, condition or circumstances occurring from the date hereof through the Effective Date which would render any of the representations or warranties

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untrue, incomplete, insufficient or constitute a violation or breach of this
Agreement; and

                  (ii) supplement the information contained herein in order that such information is kept current, complete and accurate.

SECTION 6.

         CONDITIONS TO THE OBLIGATIONS OF FOODVISION.

         The obligations of FOODVISION to consummate this Agreement and the transactions contemplated hereby are subject to the satisfaction at or before the Effective Date of every one of the following conditions, any of which FOODVISION may in its sole discretion waive:

         (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of GLUE set forth in Section 2 hereof shall be true and correct at and as of the Effective Date with the same effect as though such representations and warranties had been made on and as of the date of this Agreement, and any letter, statement, list, certificate or other written information furnished by GLUE pursuant hereto or in connection on with the transactions contemplated hereby shall be true and correct in all material respects at and as of the date or dates stated therein.

         (b) PERFORMANCE OF GLUE. GLUE shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it either prior to or at the Effective Date.

         (c) GOVERNMENTAL PERMITS AND APPROVALS. Any and all permits and approvals from any governmental or regulatory body required for the lawful consummation of the transaction contemplated shall have been obtained.

         (d) THIRD PARTY CONSENTS. All consents, permits and approvals from parties to any contracts or other agreements with GLUE which may be required in connection with the performance by GLUE of its obligations under such contacts or other agreements after the Effective Date shall have been obtained.

         (e) LITIGATION. No action, suit or proceeding shall have been instituted before any court or governmental or regulatory body or instituted or threatened by a governmental or regulatory body to restrain, modify or prevent the carrying out of the transactions contemplated hereby or to seek damages or a discovery order in connection with such transactions, or which has or may have, in the opinion of FOODVISION, a materially adverse effect on the assets, properties, business, operations or condition (financial or otherwise) of GLUE.

         (f) ABSENCE OF ADVERSE CHANGES. Since the date of this Agreement, there shall have been no change in the financial condition, business, or properties of GLUE which materially and adversely affects the conduct of its business or its condition, financial or otherwise.

         (g) SATISFACTION OF INDEBTEDNESS. All indebtedness and obligations of GLUE to any of its shareholders and affiliates [other than to the Holder(s) of GLUE's 8% Series A $1,000,000.00 Senior Subordinated Convertible Redeemable Debenture due JULY 18, 2002, convertible, from time to time, into shares of Common Stock, Par Value $.001, per share] shall have been satisfied and discharged, and any documentation evidencing such satisfaction or discharge shall have been received as requested by FOODVISION.

         (h) NO RESTRAINING ORDER. There shall not have been any action or proceeding instituted or threatened before any court or governmental agency to restrain or prohibit, or obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated hereby, which in the opinion of FOODVISION make it inadvisable to consummate such transaction.

         (i) COMPLIANCE CERTIFICATE. FOODVISION shall have received a Certificate signed by the President of GLUE dated as of the Effective Date and satisfactory in form and substance to FOODVISION certifying to the fulfillment of the conditions specified in Section 6.

SECTION 7.

         CONDITIONS TO THE OBLIGATIONS OF GLUE.

         The obligations of GLUE to consummate this Agreement and the transactions contemplated hereby are subject to the satisfaction at or before the Effective Date of each and every one of the following conditions, any of which GLUE may in its sole discretion waive:

         (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of FOODVISION set forth in Section 3 hereof shall be true and correct at and as of the Effective Date with the same effect as though such representations and warranties had been made on and as of the date of this Agreement, and any letter, statement, list, certificate or other written information furnished by FOODVISION pursuant hereto or in connection on with the transactions contemplated hereby shall be true and correct in all material respects at and as of the date or dates stated therein.

         (b) PERFORMANCE OF FOODVISION. FOODVISION shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it either prior to or at the Effective Date.

         (c) GOVERNMENTAL PERMITS AND APPROVALS. Any and all permits and approvals from any governmental or regulatory body required for the lawful consummation of the transaction contemplated shall have been obtained.

         (d) THIRD PARTY CONSENTS. All consents, permits and approvals from parties to any contracts or other agreements with FOODVISION which may be required in connection with the performance by FOODVISION of its obligations under such contacts or other agreements after the Effective Date shall have been obtained.

         (e) LITIGATION. No action, Suit or proceeding shall have been instituted before any court or governmental or regulatory body or instituted or threatened by a governmental or regulatory body to restrain, modify or prevent the carrying out of the transactions contemplated hereby or to seek damages or a discovery order in connection with such transactions, or which has or may have, in the opinion of GLUE, a materially adverse effect on the assets, properties, business, operations or condition (financial or otherwise) of FOODVISION.

         (f) ABSENCE OF ADVERSE CHANGES. Since the date of this Agreement, there shall have been no change in the financial condition, business, or properties of GLUE which materially and adversely affects the conduct of its business or its condition, financial or otherwise.

         (g) SATISFACTION OF INDEBTEDNESS. All indebtedness and obligations of FOODVISION to any of its shareholders and affiliates shall have been satisfied and discharged, and any documentation evidencing such satisfaction or discharge shall have been received as requested by GLUE.

         (h) NO RESTRAINING ORDER. There shall not have been any action or proceeding instituted or threatened before any court or governmental agency to restrain or prohibit, or obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated hereby, which in the opinion of GLUE make it inadvisable to consummate such transaction.

         (i) SECURITIES CERTIFICATES. At the Effective Date, each Shareholder and Debenture Holder of GLUE shall receive a certificate or certificates representing the number of shares of common stock and/or Debentures of FOODVISION to which they are entitled.

         (j) COMPLIANCE CERTIFICATE. GLUE shall have received a certificate signed by the President of FOODVISION dated as of the Effective Date and satisfactory in form and substance to FOODVISION certifying to the fulfillment of the conditions specified in Section 7.

SECTION 8.

         SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

         All representations, warranties, agreements, covenants, and obligations herein made by or in any of the documents incorporated by reference and made a part of this Agreement shall be deemed to have been relied upon by each of the other parties, shall survive the Effective Date for a period of two years thereafter, and shall not merge in the performance of any obligation by any party hereto.

SECTION 9.

         TERMINATION.

         (a) This Agreement may be terminated at any time prior to the filing of the Articles of Merger in the office of the Secretary of the State of Nevada by:

                  (i)  Mutual consent of GLUE and FOODVISION;

                  (ii) FOODVISION if, at the Effective Date, any of the conditions set forth in Section 6 shall not have been satisfied;

                  (iii) GLUE if, at the Effective Date, any of the conditions set forth in Section 7 shall not have been satisfied;

                  (iv) FOODVISION, if GLUE has breached any material representation warranty, covenant or agreement contained in this Agreement;

                  (v) GLUE, if FOODVISION has breached any material representation, warranty, covenant or agreement contained in this Agreement;

                  (vi) FOODVISION, if any legal proceeding is commenced or threatened by any governmental or regulatory agency or other person directed against the consummation of the transaction or any other transaction under this Agreement; and

                  (vi) GLUE, if any legal proceeding is commenced or threatened by any governmental or regulatory agency or other person directed against the consummation of the transaction or any other transaction under this Agreement;

         (b) If this Agreement shall be terminated as provided in Section 9 (a), the Articles of merger shall be deemed to have been abandoned and shall be void and of no further effect, without any liability on the part of any of the parties thereto or the stockholders, directors, officers, employees or agents of any of them.

SECTION 10.

         INDEMNIFICATION.

         (a) OBLIGATION OF GLUE TO INDEMNIFY. Subject to the limitations on the survival of representations and warranties contained in Section 8, GLUE, its respective officers, directors and employees hereby agree to indemnify, defend and hold FOODVISION harmless from and against any losses, liabilities, damages, deficiencies, costs or expenses (including interest, penalties and reasonable attorney's fees and disbursements) based upon, arising out of or otherwise due to any material inaccuracy in or any breach of any representation, warranty, covenant or agreement of GLUE contained in this Agreement or in any document or other writing delivered pursuant to this Agreement.

         (b) OBLIGATION OF FOODVISION TO INDEMNIFY. Subject to the limitations on the survival of representations and warranties contained in Section 8, FOODVISION, its respective officers, directors and employees, hereby agree to indemnify, defend and hold GLUE harmless from and against any losses, liabilities, damages, deficiencies, costs or expenses (including interest, penalties and reasonable attorneys fees and disbursements) based upon, arising out of or otherwise due to any material inaccuracy in or any breach of any representation, warranty, covenant or agreement of FOODVISION contained in this Agreement or in any document or other writing delivered pursuant to this Agreement.

SECTION 11.

         MISCELLANEOUS.

         (a) NOTICES. All notices or requests, demands and other communications hereunder shall be deemed to have been duly given if in writing and delivered or mailed postage prepaid to the parties as follows:

         If to FOODVISION:

                  2275 Northwest Parkway
                  Suite 150 A
                  Marietta, Georgia 30067
                  Attention: Paul Smith, President

         If to GLUE:

                  2275 Northwest Parkway
                  Suite 150 A
                  Marietta, Georgia 30067
                  Attention: Paul Smith, President

         The address of any Party for any such notice, request or other communication may be changed by giving notice of such change to the other parties as herein above provided.

         (b) FEES AND EXPENSES. Each of the Parties will bear its own costs and expenses in connection with the negotiation and the consummation of this Agreement.

         (c) AMENDMENT. This Agreement may be amended by mutual agreement of the Parties at any time prior to the Effective Date. All amendments must be in writing equal in dignity to this Agreement.

         (d) FURTHER ASSURANCES. The Parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby. Each such Party shall use it best efforts to fulfill or obtain the fulfillment of the conditions.

         (e) LAW GOVERNING. This Agreement shall be deemed to have been entered into under the Laws of the STATE of GEORGIA, and the rights and obligations of the parties hereunder shall be governed and determined according to the Laws of GEORGIA, without regard to applicable conflicts of laws.

         (f) RESOLUTION OF DISPUTES - ARBITRATION. All disputes concerning this Agreement or any claim or issue of any nature (whether brought by the Parties hereto or by any other person whatsoever) arising from or relating to this Agreement or to the corporate steps taken to enter into it (including, without limitation, claims for alleged fraud, breach of fiduciary duty, breach of contract, tort, etc.) together with the right of the Arbitrators themselves to arbitrate the threshold issue of arbitrability itself, which cannot be resolved within reasonable time through discussions between the opposing entities, shall be resolved solely and exclusively by means of arbitration to be conducted in COBB COUNTY, GEORGIA, which arbitration will proceed in accordance with the rules of the American Arbitration Association (or any successor organization thereto) then in force for resolution of commercial disputes. The decision of the Arbitrators shall be final, conclusive, and binding upon the opposing entities, and a judgment upon the award may be obtained and entered in any federal or state court of competent jurisdiction. Each entity or Party involved in litigation or arbitration shall be responsible for its own costs and expenses of any litigation or arbitration proceeding, including its own attorney's fees (for any litigation, arbitration, and any appeals).

         (g) ENTIRE AGREEMENT AND COUNTERPARTS. This Agreement and the documents incorporated by reference and made a part of it and any other instruments and agreements to be delivered in conjunction herewith constitute the entire agreement between the parties with respect to the transactions contemplated herein and supersede all prior agreements and understandings, whether written or oral, of the Parties with respect thereto. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one instrument.

         (h) CONSTRUCTION. This Agreement shall be construed within the fair meaning of each of its terms and not against the party drafting the document.

         IN WITNESS WHEREOF, this Agreement has been executed by the Parties hereto under their respective seals, as of the day and year first above written.


FOODVISION.COM, INC.

By: /s/ PAUL SMITH                                   ATTEST:
   --------------------------------                         --------------------
        Paul Smith, President

By: /s/ GEORGE J. SMITH                              ATTEST:
   --------------------------------                         --------------------
       George J. Smith, Secretary


GLUE ACQUISITION CORP.,INC.

By: /s/ PAUL SMITH                                   ATTEST:
   --------------------------------                         --------------------
        Paul Smith, President

By: /s/ GEORGE J. SMITH                              ATTEST:
   --------------------------------                         --------------------
       George J. Smith, Secretary


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